UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2016

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 8.01	Other Events

ADDITIONAL INFORMATION CONCERNING THE
W. R. GRACE & CO. ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 5, 2016

THIS INFORMATION SHOULD BE READ TOGETHER WITH THE W. R. GRACE & CO. PROXY STATEMENT FOR THE ANNUAL MEETING.

April 20, 2016

Valued W. R. Grace & Co. Shareholder:

As you may know, last week a proxy advisory firm issued its voting recommendations for W. R. Grace & Co.’s May 5, 2016 Annual Meeting of Stockholders.

The proxy advisor recommends a vote in favor of all management proposals with one exception - the election of Jeffry N. Quinn as a director. The proxy advisor recommends a vote against Mr. Quinn because Mr. Quinn exceeds their guidelines for the number of boards a sitting CEO should serve on (the maximum is two other boards). We would like to explain Mr. Quinn’s situation and why you should support his re-election to the Grace board.

Mr. Quinn has been a director of Grace since 2012. He also serves on the boards of Ferro Corp., Tronox Limited, Jason Industries, Inc. and Quinpario Acquisition Corp. 2, a blank check company formed for purposes of entering into a business combination with another company. Prior to assuming the role of CEO of Jason, Mr. Quinn was in compliance with the proxy advisor’s guidelines for the number of public company boards he served on. (The maximum advised by the proxy advisor is six for directors who do not also serve as a CEO.)

Mr. Quinn has a significant indirect ownership stake in Jason as a result of a prior business combination between Jason and another blank check company previously formed by Mr. Quinn and others. When Jason’s business performance declined in 2015, the board of Jason appointed him as interim CEO and subsequently requested that he formally assume the role of CEO in December, 2015. At that time, the Jason board thoroughly vetted Mr. Quinn’s ability to fulfill his duties as CEO while continuing to meet his obligations to his other boards.

Taking into account the limited nature of the blank check company, Mr. Quinn effectively serves on only one more board than the proxy advisor’s guideline. And any concerns of “overboarding” should be further mitigated by Jason’s April 8th announcement of the appointment of a President and COO, who will be responsible for running Jason’s operations and thereby reduce the demands on Mr. Quinn.

More importantly, Mr. Quinn plays a critical role on the Grace board. As former CEO of Solutia, Inc., another specialty chemicals company, he brings deep industry knowledge and experience that directly benefits Grace’s business and strategy. Mr. Quinn also serves as chair of our compensation committee. As chair, he devoted significant time to addressing the complexities of numerous compensation and benefits issues related to Grace’s recently completed spin-off of its construction products and packaging technologies businesses, all while acting as CEO of Jason. This included several meetings with company personnel and the board’s compensation consultant outside of formal board meetings. Mr. Quinn has not missed any Grace board meetings since becoming associated with Jason. From Grace’s perspective, Mr. Quinn continues to be a very effective director.

We would appreciate the opportunity to engage with your organization on this important matter. We hope you will take these points into account in determining your vote. If you are not the most appropriate person at your firm on this matter, can you please refer me to a colleague? Thank you for your consideration and I look forward to speaking with you.

Respectfully,

Tania Almond
Investor Relations Officer
(410) 531-4590

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz

Mark A. Shelnitz
Vice President, General Counsel and Secretary

Dated: April 20, 2016